JPM SBIC/Corgentech, Inc. Exhibit 99.1

Name and Address of Reporting Person(1)	Designated Reporter(1))	Statement for Month/Day/Year	Deemed Execution Date (Month/Day/Year)	Issuer Name, Ticker or Trading Symbol	Title and Amount of Security	Title of Derivative Securities and Title and Amount of Securities Underlying Derivative Securities	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership	Disclaims Pecuniary Interest
J.P. Morgan Partners (BHCA), L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas - 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	June 22, 2006	N/A	Corgentech Inc. (“CGTK”)	See Table I Row 1	N/A	I	See Explanatory Note 2 below	No
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas - 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	June 22, 2006	N/A	Corgentech Inc. (“CGTK”)	See Table I Row 1	N/A	I	See Explanatory Note 3 below	No
JPMP Capital Corp. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas - 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	June 22, 2006	N/A	Corgentech Inc. (“CGTK”)	See Table I	N/A	I	See Explanatory Note 4 below	No
JPMorgan Chase & Co. 270 Park Avenue 35th Floor New York, NY 10017	J.P. Morgan Partners (SBIC), LLC	June 22, 2006	N/A	Corgentech Inc. (“CGTK”)	See Table I	N/A	I	See Explanatory Note 5 below	No
J.P. Morgan Partners, Global Investors, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (SBIC), LLC	June 22, 2006	N/A	Corgentech Inc. (“CGTK”)	See Table I Row 2	N/A	D
J.P. Morgan Partners, Global Investors A, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (SBIC), LLC	June 22, 2006	N/A	Corgentech Inc. (“CGTK”)	See Table I Row 3	N/A	D
J.P. Morgan Partners, Global Investors (Cayman), L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (SBIC), LLC	June 22, 2006	N/A	Corgentech Inc. (“CGTK”)	See Table I Row 4	N/A	D

J.P. Morgan Partners, Global Investors, L.P. (Cayman) II, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (SBIC), LLC	June 22, 2006	N/A	Corgentech Inc. (“CGTK”)	See Table I Row 5	N/A	D
J.P. Morgan Partners Global Investors (Selldown), L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (SBIC), LLC	June 22, 2006	N/A	Corgentech Inc. (“CGTK”)	See Table I Row 6	N/A	D
JPMP Global Investors, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (SBIC), LLC	June 22, 2006	N/A	Corgentech Inc. (“CGTK”)	See Table I Rows 2-6	N/A	I	See Explanatory Note 6	No
Explanatory Note:

1)
The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of the Reporting Persons disclaims beneficial ownership of the Issuer’s securities to the extent it exceeds such Person’s pecuniary interest. The Reporting Persons are members of the private equity business unit of JPMorgan Chase & Co., a publicly-traded company.

2)
The amounts shown in Table I row 1 represent the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners (SBIC), LLC (“JPM SBIC”). The Reporting Person is the sole member of JPM SBIC.

3)
The amounts shown in Table I row 1 represent the beneficial ownership of the Issuer's equity securities by JPM SBIC, a portion of which may be deemed attributable to the Reporting Person because it is the sole general partner of J.P. Morgan Partners (BHCA), L.P. ("JPM BHCA"), the sole member of JPM SBIC. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA.

4)
The amounts shown represent the beneficial ownership of the Issuer’s equity securities by (a) JPM SBIC, and (b) J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., and J.P. Morgan Partners Global Investors (Selldown), L.P. (the “JPMP Global Entities”), a portion of which may be deemed attributable to the Reporting Person because it is (1) the general partner of JPMP Master Fund Manager, L.P. (“MF Manager”), the general partner of JPM BHCA (the sole member of JPM SBIC) and (2) the general partner of JPMP Global Investors, L.P. which is the general partner of each of the JPMP Global Entities. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA, MF Manager and each of the JPMP Global Entities.

5)
The amounts shown represent the beneficial ownership of the Issuer’s equity securities by JPM SBIC and the JPMP Global Entities, a portion of which may be deemed attributable to the Reporting Person because it is the sole stockholder of JPMP Capital Corp. and of Chatham Ventures, Inc., the limited partner of JPM BHCA. In addition to the amounts shown in Table I, the Reporting Person may be deemed the beneficial owner of 92,358 shares of Common Stock owned by J.P. Morgan Securities, Inc., an indirect wholly-owned subsidiary of the Reporting Person. The actual pro rata portion of such beneficial ownership that may be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA, MF Manager and each of the JPMP Global Entities.

6)
The amounts shown in Table I rows 2-6 represent the beneficial ownership of the Issuer’s equity securities by the JPMP Global Entities. The Reporting Person is the general partner of each of the JPMP Global Entities.